UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8700 E. Vista Bonita Dr., Suite 260

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2016, the Board of Directors (the “Board”) of Spindle, Inc. (the “Company”) appointed Mr. John Hunnicutt as Chief Financial Officer (“CFO”), effective immediately, replacing interim Chief Financial Officer John Devlin.  Mr. Devlin will remain as a member of the Board.  Mr. Hunnicutt is a senior finance executive within the financial services industry.  Mr. Hunnicutt served as Treasurer from 2010 to 2014 and as Executive Vice-President from 2014 to 2016 of edo Interactive, a pioneer in the card-linked offers industry.  Mr. Hunnicutt will earn a salary of $185,000 per annum along with an annual bonus of up to $46,250 based on certain goals and objectives to be determined by the Company’s Compensation Committee. The Board also approved the issuance of six hundred thousand (600,000) options to purchase shares of the Company’s common stock under the Company’s stock option plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINDLE, INC.

Date: July 13, 2016	By:	/s/ Michael Schwartz
Name: Michael Schwartz
Title: Interim Chief Executive Officer

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